EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of this 7th day of April, 2015 (the “Effective Date”) by and between RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company (“Seller”), Steadfast Asset Holdings, Inc., a California corporation (“Buyer”), and Commonwealth Land Title Insurance Company, as escrow agent (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Owner is the owner of certain real property and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property and certain other assets of Seller upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Definitions.
The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below:

“A&A Agreements” shall have the meaning set forth in Section 11(b)(i) hereof.

“Additional Title Notice” shall have the meaning set forth in Section 9(b) hereof.

“Additional Title Objections” shall have the meaning set forth in Section 9(b) hereof.

“Affiliate” shall mean, with respect to any Person, (i) any other Person who, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with that Person; (ii) any officer, director or partner (as relates to any partnership) of such Person; (iii) if such Person is an officer, director or partner of another Person, any company for which such Person acts in such capacity; and (iv) if such Person is a natural person, any relative in the first or second degree of such Person, any spouse of such Person and any trust for the benefit of such Person, any such relative of such Person or any spouse of such Person.

“Agreement” shall mean this Purchase and Sale Agreement, as the same may hereafter be amended in accordance with the terms hereof.

“Assets” shall mean, collectively, the Real Property, the Contracts, the Licenses, the Personal Property, the Leases and the Property Books and Records and specifically excluding the Excluded Assets.

“Assumed Liabilities” shall mean, collectively, (i) all Liabilities of Seller constituting Permitted Encumbrances and/or under Permitted Encumbrances, (ii) all Liabilities of Seller under, pursuant to or otherwise arising from the Contracts, the Licenses and/or the Leases and accruing or arising from and after the Closing Date, (iii) all Liabilities of Seller arising from or otherwise relating to or associated with any security deposits or prepaid rents under the Leases, and (iv) any other Liabilities of Seller arising from or otherwise relating to or associated with the Assets (other than any Excluded Assets) and accruing or arising from and after the Closing Date.

“Broker” shall mean Jones Lang LaSalle.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in the State of New York are authorized or required by law or executive order to be closed.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Termination Event” shall have the meaning set forth in Section 3 hereof.

“Buyer’s Representatives” shall mean the directors, officers, employees, Affiliates, partners, agents or other representatives of Buyer including, without limitation, Buyer’s attorneys, accountants, consultants, engineers, lenders and financial advisors.

“Buyer’s Termination Notice” shall have the meaning set forth in Section 7 hereof.

“Closing” shall mean the consummation of the acquisition of the Assets by Buyer and the consummation of the other transactions contemplated by this Agreement.

“Closing Date” shall mean the date which is fifteen (15) days following the Inspection Termination Date or such earlier date as Buyer may designate upon at least ten (10) days’ prior written notice to Seller, as the same may be extended in accordance with the provisions of Section 11(a).

“Closing Documents” shall mean, collectively, the Deed, the A&A Agreements and each of the other documents required to be delivered by or on behalf of Seller and/or Buyer under Section 11 hereof.

“Closing Statement” shall have the meaning set forth in Section 11(b)(iv) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Contracts” shall mean, collectively, all contracts, commitments and/or agreements (excluding, however, (i) any Leases, (ii) the Management Agreement and (iii) any other agreement between Seller, on the one hand, and Manager, any Affiliate of Manager or any Affiliate of Seller, on the other hand) pertaining to the ownership, operation, management and/or maintenance of the Real Property or any of the other Assets.

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“Cutoff Time” shall mean 12:01 a.m. Eastern Time on the Closing Date.

“Data Room” shall have the meaning set forth in Section 17(b) hereof.

“Deed” shall have the meaning set forth in Section 11(b)(ii)(A) hereof.

“Default” shall mean a breach or default by Seller or Buyer, as the case may be, of any of the terms, covenants, conditions or provisions of this Agreement or any of the representations or warranties made by such Party under this Agreement which breach or default has not otherwise been cured within five (5) days following written notice thereof to such Party by any other Party hereto; provided, that the foregoing notice and cure period shall not be applicable to any obligation of a Party which is required under the terms of this Agreement to be performed by a specified deadline or within a specified time period (including, without limitation, the obligation of the Parties to consummate the Closing on the applicable Closing Date) and under no circumstances shall any deadline or time period contained herein be extended or otherwise modified by the foregoing notice and cure period.

“Delinquent Rent” shall mean Rent which is due and payable by a Tenant on or before the Closing Date but which has not been paid by the Closing Date.

“Deposit” shall have the meaning set forth in Section 3 hereof.

“Eastern Time” shall mean Eastern Standard Time or Eastern Daylight Savings Time, as in effect in New York, New York.

“Effective Date” shall have the meaning set forth in the preamble.

“Escrow Agent” shall have the meaning set forth in the preamble.

“Excluded Assets” shall mean, collectively, any and all (i) reserves, escrows and deposits of any kind or nature, whether maintained by Seller or on behalf of Seller by any lender, mortgagee, utility or otherwise, (ii) bank accounts, cash and cash equivalents and security of Seller (whether held by or in the name of Seller, the Real Property or otherwise), (iii) uncollected credit card charges relating to the period prior to the Closing Date, (iv) income attributable to any period through the Cutoff Time belonging to Seller and constituting a receivable as of the Closing Date; (v) inventory, equipment and other personal property or other items owned by any Tenants, any employees or guests of the Real Property or other third parties or any of such items owned by Manager pursuant to the terms of the Management Agreement, (vi) all insurance policies and insurance contracts relating to any Assets or to any other Excluded Assets, and all of the rights, remedies, and options of Seller thereunder, except as expressly provided in Section 11(e); (viii) the Excluded Business Records; (ix) claims for refunds of taxes and other governmental charges of whatever nature for all periods prior to the Closing Date; (x) rights and benefits arising or accruing under any Contracts and Leases prior to the Closing Date; and (xi) the Management Agreement and any other agreement between Seller, on the one hand, and Manager, any Affiliate of Manager or any Affiliate of Seller, on the other hand.

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“Excluded Business Records” shall mean the respective corporate books and records of Seller, any and all tax records and any Property Books and Records relating to the Excluded Assets.

“Executive Order 13224” shall have the meaning set forth in Section 13(a)(iii) hereof.
“Governmental Authority” shall mean any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, court authority, board or body.
“Hard Deposit” shall have the meaning set forth in Section 3 hereof.
“Indemnified Person” shall have the meaning set forth in Section 14(b) hereof.
“Indemnifying Person” shall have the meaning set forth in Section 14(b) hereof.

“Initial Title Notice” shall have the meaning set forth in Section 9(b) hereof.
“Initial Title Objections” shall have the meaning set forth in Section 9(b) hereof.
“Inspection Period” shall mean the period commencing on the Effective Date and ending at 5:00 p.m. Eastern Time on the Inspection Termination Date.
“Inspection Termination Date” shall have the meaning set forth in Section 7 hereof.

“Inspections” shall mean, collectively, all inspections to be conducted by the Buyer pursuant to the terms of Section 8 hereof.

“Law” shall mean any code, law, order, ordinance, regulation, rule, or statute of any Governmental Authority.

“Leases” shall mean, collectively, any and all leases, licenses or other occupancy agreements pursuant to which Seller (or Manager, on behalf of Seller) has leased, licensed or demised any portion of the Real Property to a Third Party including, without limitation, each of the leases more particularly described on the rent roll attached as Schedule 3 hereto and made a part hereof.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether known or unknown, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, matured or unmatured.
“Licenses” shall mean, collectively, any and all licenses and permits held by or on behalf of Seller and exclusively relating to or otherwise used in connection with the operation of the Real Property, to the extent the same are assignable or transferable.
“Management Agreement” shall mean that certain Management Agreement, dated as of June 11, 2012, by and between Seller, as owner, and Manager, as agent.

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“Manager” shall mean LCOR LAMLP LLC, a Delaware limited liability company.

“Material Contract” shall mean any Contract (i) under which Seller (or Manager, on behalf of Seller) has the right to receive amounts equal to or greater than $25,000 in the aggregate through the remaining term of the Contract, or (ii) (A) under which Seller (or Manager, on behalf of Seller) has monetary obligations equal to or greater than $50,000 in the aggregate through the remaining term of the Contract and (B) which is not terminable by Seller upon thirty (30) days’ (or less) notice without penalty.

“OFAC” shall have the meaning set forth in Section 13(a)(iii) hereof.

“OFAC Lists” shall have the meaning set forth in Section 13(a)(iii) hereof.

“Party” shall mean and refer to each of Seller and Buyer.

“Permitted Disclosure Parties” shall have the meaning set forth in Section 21(a) hereof.

“Permitted Encumbrances” shall mean (i) all matters set forth on Schedule 5 attached hereto and made a part hereof, (ii) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in the Title Commitment and/or any Title Update and which Seller does not otherwise cure (or is not required to cure) pursuant to Section 9 hereof, (iii) zoning, entitlement and other land use and environmental restrictions and prohibitions imposed by any Governmental Authority, (iv) liens and encumbrances securing the performance of leases, contracts (other than for the repayment of debt), statutory obligations, and other obligations of a like nature, incurred incident to and in the ordinary course of operating the Real Property, (v) liens and encumbrances imposed by law, incurred in good faith in the ordinary course of operating the Real Property and securing obligations (including with respect to current taxes and assessments or other governmental charges) which are not yet due, (vi) Assumed Liabilities, and (vii) any matters of any kind or nature created by or through Buyer or any of its Affiliates.

“Person” shall mean a natural person or any entity including, without limitation, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, firm, business association or other entity.

“Personal Property” shall mean, collectively, all tangible personal property of every kind and nature owned by Seller as of the Closing Date and located in or upon the Real Property, including those items listed on Schedule 4; provided, however, that Seller makes no representation or warranty as to any of the items listed on Schedule 4 or the accuracy or completeness of such list.

“Property Books and Records” shall mean, collectively, any and all books, records and files of Seller related to the operation of the Real Property.

“Property Information” shall have the meaning set forth in Section 17(b) hereof.

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“Prorated Items” shall mean all items of revenue and income generated by the Real Property and all costs and expenses incurred in connection with the ownership, operation, use or maintenance of the Assets (excluding management fees and other fees or expenses payable by Seller to Manager, any Affiliate of Manager, or to any Affiliate of Seller, which shall be borne by Seller), all of which shall be prorated in accordance with the provisions set forth on Schedule 7.

“Purchase Price” shall have the meaning set forth in Section 2 hereof.

“Real Property” shall mean that certain real property more particularly described on Exhibit A attached hereto and made a part hereof.

“Rent” means all rent, fees, payments and other amounts payable by Tenants under their Leases (including, but not limited to, monthly utility charges or pass-throughs paid by Tenants under their Leases (regardless of the date upon which such charges or pass-throughs are billed to Tenants)).

“Required Cure Items” shall have the meaning set forth in Section 9(b) hereof.

“Seller Indemnitees” shall have the meaning set forth in Section 14(a) hereof.

“Seller Knowledge Individual” shall have the meaning set forth in Section 38 hereof.

“Seller Liability Cap Amount” shall have the meaning set forth in Section 12(c)(ii) hereof.

“Seller” shall have the meaning set forth in the preamble.

“Seller Documents” shall mean all Closing Documents required to be executed and/or delivered by Seller to Buyer.

“Seller’s Affiliates” shall have the meaning set forth in Section 26 hereof.

“Tenant” shall mean any tenant under a Lease.

“Third Party” shall mean, in respect of Seller or Buyer, any Person who is not an Affiliate thereof or an officer, director, trustee, employee, shareholder, partner, principal, agent or representative thereof.

“Title Commitment” shall have the meaning set forth in Section 9(a) hereof.

“Title Company” shall mean Commonwealth Land Title Insurance Company.

    “Title Objections” shall have the meaning set forth in Section 9(b) hereof.

“Title Policy” shall mean, collectively, one or more owner’s title insurance policies issued by the Title Company pursuant to the Title Commitment.

“Title Updates” shall have the meaning set forth in Section 9(b) hereof.

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2.    Purchase Price. Seller hereby agrees to sell, transfer and convey, and Buyer hereby agrees to purchase from Seller, the Assets for an aggregate purchase price equal to Seventy-Two Million and No/100 Dollars ($72,000,000.00) (the “Purchase Price”), payable as provided in this Agreement.
3.    Deposit. Buyer shall deliver to Escrow Agent, by wire transfer of immediately available funds in accordance with wire transfer instructions to be furnished by Escrow Agent to Buyer, the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (the “Deposit”) upon execution of this Agreement, it being understood, acknowledged and agreed by Buyer and Seller that Two Hundred Thousand and No/100 Dollars ($200,000.00) of the Deposit shall be non-refundable under any circumstances other than in the event of a Default hereunder by Seller (with any such Default by Seller being governed by the provisions of Section 16) (said $200,000.00 being referred to herein as the “Hard Deposit”). The Deposit shall be held by Escrow Agent in a segregated Premium Commercial Money Market Deposit account at JPMorgan Chase Bank, N.A. under Buyer’s taxpayer identification number bearing interest at the rate determined by JPMorgan Chase Bank, N.A. All interest or other investment earnings on the Deposit shall be included in and be deemed a part of the Deposit for all purposes hereunder. The Deposit shall be non-refundable to Buyer under all circumstances except (i) upon the termination of this Agreement by Buyer prior to the termination of the Inspection Period as provided in Section 7 hereof, or (ii) upon the termination of this Agreement by Buyer pursuant to the terms hereof and solely by reason or as a result of (x) the Default of Seller, (y) Seller’s election not to cure or any other failure to cure any Title Objections (including any Required Cure Items) pursuant to Section 9(b) hereof, or (z) the exercise of Buyer’s right to terminate this Agreement pursuant to Section 11(d) or 11(e) hereof (each of the foregoing events described in this clause (ii) being referred to herein as a “Buyer Termination Event”). Upon written notice of the occurrence of any Buyer Termination Event, Escrow Agent shall, within three (3) Business Days following receipt of such notice, return the Deposit less the Hard Deposit to Buyer, whereupon this Agreement shall automatically terminate and none of the Parties shall have any further obligation to the others, except for those obligations which are expressly stated to survive the termination of this Agreement; provided, however, that if Buyer is entitled to a return of any portion of the Deposit pursuant to the terms of this Agreement (including, without limitation, pursuant to this Section 3 or Sections 9(b), 11(d), 11(e), 16 or 31 hereof) and Seller has notified Escrow Agent and Buyer that Seller asserts a claim that Buyer or Buyer’s Representatives have caused physical damage to the Property or any of the other Assets in breach of Buyer’s obligations under this Agreement, Escrow Agent shall retain a portion of the Deposit equal to the amount of such claim until such claim has been resolved by settlement or by court order. The Deposit shall be paid to Seller at Closing by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Seller to Escrow Agent and shall be credited against and shall reduce the balance of the Purchase Price due and payable by Buyer at Closing.
4.    Purchase of Assets. Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, on the Closing Date and upon satisfaction of all conditions to Closing provided for herein for the benefit of the applicable Party, all of Seller’s right, title and interest, if any and to the extent assignable by Seller, in and to the Assets, subject to the Permitted Encumbrances. In addition, on the terms and subject to the conditions set forth herein,

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at Closing, Buyer shall assume and thereafter pay, perform or discharge in accordance with their terms, all of the Assumed Liabilities.
5.    Intentionally Omitted.
6.    Purchase Price. The Purchase Price shall be payable by Buyer to Seller on the Closing Date and shall be subject to the prorations, apportionments, credits and adjustments as expressly provided in and as required to be made or given pursuant to this Agreement. At Closing, (i) all payments to any Party hereunder shall be made to Escrow Agent’s account by wire transfer of immediately available funds pursuant to wire transfer instructions provided by Escrow Agent to the Parties at least one (1) Business Day prior to the Closing Date, and (ii) Escrow Agent shall distribute such payments to the Party entitled thereto as set forth on the Closing Statement.
7.    Inspection Period. Notwithstanding anything to the contrary contained herein, Buyer shall have until 5:00 p.m. Eastern Time on May 7, 2015 (the “Inspection Termination Date”) to conduct the Inspections pursuant to Section 8 hereof. Buyer shall have the right, in its sole and absolute discretion, to elect to terminate this Agreement by giving written notice (“Buyer’s Termination Notice”) of such election to Seller and Escrow Agent at any time prior to 5:00 p.m. Eastern Time on the Inspection Termination Date. If Buyer shall timely elect to so terminate this Agreement, then Escrow Agent shall, within three (3) Business Days following receipt of such notice, return the First Deposit (less the Hard Deposit) to Buyer whereupon this Agreement shall automatically terminate and none of the Parties shall have any further obligation to the others, except for those obligations which are expressly stated to survive the termination of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, if Seller shall not have actually received Buyer’s Termination Notice prior to 5:00 p.m. Eastern Time on the Inspection Termination Date, Buyer shall be deemed to have irrevocably waived the right of termination granted under this Section 7 and such right of termination shall be of no further force or effect and the entire Deposit shall be non-refundable under any circumstances other than in the event of a Default hereunder by Seller (with any such Default by Seller being governed by the provisions of Section 16).
8.    Inspections. Buyer and Seller acknowledge that Seller has and will continue to deliver to Buyer or make available to Buyer at the Real Property certain Property Information in Seller’s or Manager’s possession, including the Property Information made available in the Data Room prior to the Effective Date. In addition, during the Inspection Period and, provided that this Agreement is not otherwise terminated by Buyer pursuant to Section 7, through the Closing Date, Buyer and Buyer’s Representatives shall have the right to (i) communicate directly with Manager and its representatives regarding the Assets, and (ii) enter onto the Real Property at all reasonable times, and from time to time, for the sole purpose of performing or causing to be performed, at Buyer’s sole expense, such surveys, soil tests, appraisals and physical inspections of the Real Property and any of the other Assets as Buyer shall determine in its sole discretion to be necessary or desirable (including, without limitation, a customary Phase I Environmental Site Assessment (with Radon testing) and a Physical Needs Assessment); provided, however, that no borings, drillings, samplings or any other actions causing any damage or destruction to the Real Property, the improvements located thereon or any of the other Assets shall be done without Seller’s prior written consent in its sole discretion. Notwithstanding the

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or anything to the contrary contained herein, any and all Inspections shall be conducted (i) in full compliance with all applicable Laws, and (ii) during normal business hours, at the sole risk and expense of Buyer and so as not to interfere in any material way with the activities on or about the Real Property, or of Manager, the Tenants or any of the employees, guests, members, patrons or invitees of the Real Property. Buyer shall permit Seller to have a representative present during all physical Inspections undertaken by Buyer hereunder. Buyer shall promptly repair any damage to the Real Property or any portion thereof resulting from any Inspections and fully restore the Real Property to its condition immediately prior to any Inspections. Buyer shall indemnify and hold each of the Seller Indemnitees harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), suffered or incurred by any of the Seller Indemnitees and caused by (i) Buyer’s or any Buyer’s Representative’s entry upon the Real Property for the purpose of conducting the Inspections, (ii) any of the Inspections, and/or (iii) any liens or encumbrances filed or recorded against any portion of the Real Property as a consequence of the Inspections. Buyer shall maintain and cause to be maintained insurance covering permitted entry upon the Real Property, including: (i) commercial general liability insurance with coverage for liability assumed under an insured contract, including but not limited to Buyer’s indemnification obligations contained in this Section 8 and Section 21(c), and with limits of not less than $1,000,000 per occurrence, $1,000,000 products and completed operations, and $2,000,000 in the aggregate for bodily injury and property damage; (ii) automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage; and (iii) workers’ compensation insurance in compliance with all applicable statutes. All insurance policies required herein shall be on an “occurrence form”, have an A.M. Best rating of A-; VII or better, and otherwise be in such forms acceptable to Seller. Buyer shall deliver to Seller certificates of insurance providing evidence of the compliance with these requirements, satisfactory to Seller in its sole discretion, prior to the first entry on the Real Property by Buyer and/or any Buyer’s Representative(s). The commercial general liability and automobile liability policies required herein shall: (x) include Seller and Seller’s Affiliates as additional insureds against any injuries or damages to persons or property that may result from or are related to Buyer’s and/or Buyer’s Representatives’ entry upon the Real Property, any Inspections or other activities conducted thereon, and any and all other activities undertaken by Buyer and/or Buyer’s Representatives; (y) include a standard cross liability endorsement or severability of interest clause; and (z) apply as primary insurance with respect to any other insurance or self-insurance programs afforded to Seller and Seller’s Affiliates. Buyer’s obligations under this Section 8 shall survive the termination of this Agreement.
9.    Title.
(a)    On or prior to the Effective Date, Seller has delivered to Buyer one or more commitments for the issuance of one or more owner’s fee title insurance policies with respect to the Real Property, together with copies of all documents of record identified as exceptions to coverage in such commitment(s) (collectively, the “Title Commitment”) by Commonwealth Land Title Insurance Company, and Buyer hereby acknowledges its receipt of the same. The Title Commitment and Title Policy shall be issued at Buyer’s sole cost and expense and Buyer shall be responsible for the payment of all search fees, endorsement fees and all other costs and expenses incident to the issuance of the Title Commitment and/or the Title Policy and/or otherwise payable to the Title Company.

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(b)    No later than five (5) Business Days prior to the Inspection Termination Date, Buyer shall notify Seller in writing (the “Initial Title Notice”) of any objections to title which are revealed in the Title Commitment and which Buyer is unwilling to accept title subject to (the “Initial Title Objections”). Buyer shall be responsible for obtaining any updates to the Title Commitment initially delivered to Buyer by Seller, if so desired by Buyer (collectively, the “Title Updates”) and, if and to the extent that Buyer objects to any matter set forth therein, shall provide Seller with copies of any such Title Updates together with such Additional Title Objections (as defined below) within the time period described below. If any Title Update reveals additional encumbrances or other exceptions to title not otherwise reflected on the Title Commitments initially delivered to Buyer or on any previously delivered Title Update, Buyer shall notify Seller in writing (each, an “Additional Title Notice”) of any such encumbrances or exceptions which have an adverse effect on the Real Property and which Buyer is unwilling to accept title subject to (the “Additional Title Objections”, and together with the Initial Title Objections, the “Title Objections”) within three (3) Business Days following Buyer’s receipt of such Title Update. Seller shall, on or prior to the Closing Date, remove or cause to be removed: (i) any voluntary liens affecting the Real Property and securing any indebtedness created or assumed by Seller, and (ii) any mechanics’ liens or judgment liens affecting the Real Property or any portion thereof, provided that the amount required to remove such mechanics’ liens or judgment liens shall not exceed $125,000 in the aggregate (the “Mechanics’ Lien Cure Cap Amount”) (the foregoing items being collectively referred to herein as the “Required Cure Items”). Seller shall have the right, but not the obligation (except with respect to any Required Cure Items), to cure or cause to be cured, on or prior to the Closing Date, any Title Objections, in which case the Closing shall proceed in accordance with the terms of this Agreement. If Seller elects not to cure or otherwise fails to cure any Title Objections on or prior to the Closing Date, Buyer shall have the right to either (x) accept title to the Real Property subject to any such Title Objections (other than any Required Cure Items) which have not been cured (without any abatement to, diminution of or credit against the Purchase Price) and which Title Objections shall thereafter constitute and be deemed to be Permitted Encumbrances, and proceed to Closing, or (y) subject to the last sentence of this Section 9(b), terminate this Agreement by written notice to Seller and Escrow Agent whereupon Escrow Agent shall, within three (3) Business Days following receipt of such notice, return the Deposit (less the Hard Deposit) to Buyer and none of the Parties shall have any further obligation to the others, except for those obligations which are expressly stated to survive the termination of this Agreement; provided, however, that if Seller elects not to remove (or cause to be removed) any mechanics’ liens or judgment liens affecting the Real Property or any portion thereof because such removal would require payment of an aggregate amount in excess of the Mechanics’ Lien Cure Cap Amount and Buyer terminates this Agreement (in accordance with the foregoing clause (y)) as a result thereof, then Escrow Agent shall promptly return the Deposit (including the Hard Deposit) to Buyer and Seller shall reimburse Buyer for any reasonable third party costs and expenses (including reasonable attorneys’ fees) up to Fifty Thousand and No/100 Dollars ($50,000.00) actually incurred by Buyer in connection with any Inspections and/or the negotiation of this Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, Buyer shall not be entitled to object to any of the matters set forth on Schedule 5 hereto or any matters of any kind or nature created by or through Buyer or any of its Affiliates and none of any such matters may be Title Objections. In the event Buyer does not deliver the Initial Title Notice or any Additional Title Notice to Seller at least five (5) Business Days prior to the Inspection Termination Date (as to the Initial Title Notice) or within three (3) Business Days following Buyer’s receipt of any Title Update (as to each Additional Title Notice), then Buyer shall be deemed to have

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waived any right to object to any matters shown in the Title Commitment initially delivered to Buyer and/or in the Title Updates, as applicable, and all such matters shall be deemed Permitted Encumbrances. If Seller provides written notice to Buyer that Seller elects not to cure any encumbrance or exception to title set forth in any Title Objection and Buyer fails to terminate this Agreement, in accordance with this Section 9(b), within three (3) Business Days following receipt of such notice from Seller, then Buyer shall be deemed to have waived any right to object to the encumbrances and/or exceptions set forth in such notice from Seller and all such matters shall be deemed Permitted Encumbrances.
10.    Escrow Agent. Escrow Agent shall be Commonwealth Land Title Insurance Company, c/o New York Land Services, Attention: Teresa Hill. Any funds (including, without limitation, the Deposit), documents or other property delivered to Escrow Agent pursuant to this Agreement shall be held by Escrow Agent in trust. Buyer acknowledges that the sub-account into which funds are to be deposited cannot be established without Buyer furnishing Escrow Agent with an executed original Form W-9. Buyer represents and warrants to Escrow Agent that its Federal Taxpayer Identification Number is the number provided in the Form W-9 delivered to Escrow Agent. References to the Deposit or any other funds delivered to Escrow Agent hereunder shall include any and all interest accrued thereon. Seller and Buyer acknowledge that Escrow Agent, as the escrow agent, has no duties or responsibilities hereunder other than to hold any funds, documents or other property deposited with it pursuant to this Agreement. In the event of any dispute regarding any action taken, or proposed to be taken, by Escrow Agent with respect to any funds, documents or other property held by Escrow Agent pursuant to this Agreement or if any dispute arises with respect to this Agreement and Escrow Agent’s duties hereunder, whether such dispute arises between the parties hereto or between the parties hereto and other persons, Escrow Agent, in its sole discretion, may cause such funds, documents and other property to be placed into the registry of a court of competent jurisdiction pursuant to an action of interpleader commenced by Escrow Agent, and Seller and Buyer, jointly and severally, agree to pay directly, or reimburse Escrow Agent for, any and all expenses so incurred by Escrow Agent, including, but not limited to, any reasonable attorneys’ fees incurred by Escrow Agent in any such action; provided, that one-half of any such fees and expenses shall be paid by Seller and one-half shall be paid by Buyer. Seller and Buyer acknowledge that Escrow Agent’s duties are purely ministerial in nature and that Escrow Agent is acting hereunder solely as a stakeholder and at the request of the Parties and as a convenience to the Parties and that Escrow Agent shall not be deemed to be the agent of any of the Parties and that Escrow Agent shall not be liable for (i) any loss, cost or damage which it may incur as a result of serving as escrow agent hereunder, except for any loss, cost or damage arising out of its willful misconduct or gross negligence or failure to comply with the terms of this Agreement, (ii) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which Escrow Agent shall in good faith believe to be genuine, (iii) the expiration of any time limit or other delay that is not caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed to Escrow Agent, and (iv) any loss or impairment resulting from the failure, insolvency or suspension of the financial institution at which any funds have been deposited. Buyer and Seller acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of such depositor’s accounts at the same or related institution. Buyer and Seller are further aware that Escrow Agent is not responsible for levies by taxing authorities based upon the taxpayer identification number used to establish the

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interest-bearing account for the Deposit. Seller and Buyer, jointly and severally, do hereby agree to indemnify and hold harmless Escrow Agent of and from any and all liabilities, costs, expenses, and claims, of any nature whatsoever, by reason of or arising out of the acting as escrow agent hereunder by the named Escrow Agent; provided, that one-half of any such costs or expenses shall be paid by Seller and one-half shall be paid by Buyer. If for any reason the Closing does not occur and any Party makes a written or oral demand upon Escrow Agent for delivery to it of any funds being held by it, Escrow Agent shall give written notice to the other Party of such demand. If Escrow Agent does not receive a written objection from the non‑demanding Party to the proposed delivery of the funds within three (3) Business Days after the giving of such notice, Escrow Agent is authorized, instructed and directed to make such delivery. If Escrow Agent does receive such written objection within such three (3) Business Day period, Escrow Agent shall continue to hold the funds until otherwise directed by written instructions from the Parties or a final judgment of a court of competent jurisdiction. Escrow Agent shall have the right at any time to deposit the funds with any court having appropriate jurisdiction over the subject matter of this Agreement. Escrow Agent shall give written notice of any such deposit to the Parties. Upon any such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
11.    Closing. Following the Inspection Termination Date and provided this Agreement has not otherwise been terminated pursuant to the terms of Section 7, the Parties shall proceed to Closing as follows:
(a)    Closing Date. The Closing shall occur on the Closing Date and shall take place by and through escrow deliveries to the Escrow Agent, whereby Seller and Buyer and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. In the event the Closing Date shall fall on a day other than a Business Day, then the Closing Date shall be extended to the next Business Day. TIME SHALL BE OF THE ESSENCE with respect to Buyer’s obligation to close the transactions contemplated hereby on the Closing Date. Seller shall have the right, for purposes of repaying and satisfying any indebtedness secured by the Real Property and/or other Assets, to elect to extend the Closing Date by up to an aggregate of thirty (30) days beyond the then scheduled Closing Date by delivering written notice to Buyer at least five (5) Business Days prior to the then scheduled Closing Date and, upon any such election by Seller, the Closing Date shall be the date to which Seller shall have elected to so extend the Closing Date. Buyer shall have the right to elect to extend the Closing Date by up to an aggregate of fifteen (15) days beyond the then scheduled Closing Date by (i) delivering written notice to Seller at least five (5) Business Days prior to the then scheduled Closing Date and (ii) on the same date that the foregoing notice is delivered to Seller, delivering to Escrow Agent, by wire transfer of immediately available funds in accordance with wire transfer instructions to be furnished by Escrow Agent to Buyer, the sum of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), it being understood, acknowledged and agreed by Buyer and Seller that such amount shall be non-refundable under any circumstances other than in the event of a Default hereunder by Seller (with any such Default by Seller being governed by the provisions of Section 16) and such amount shall constitute a portion of the Deposit and shall be subject to the same terms and conditions as the Hard Deposit. Upon any such election by Buyer in accordance with the terms of this Section 11(a), the Closing Date shall be the date to which Buyer shall have elected to so extend the Closing Date, as set forth in the written notice delivered to Seller, which date shall not be more than fifteen

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(15) days beyond the Closing Date as it was scheduled prior to the delivery of such written notice to Seller.
(b)    Deliveries at the Closing.
(i)    At the Closing, Seller and Buyer shall each execute and deliver to each other the following documents (collectively, the “A&A Agreements”):
(A)    an assignment and assumption of the Contracts and Licenses substantially in the form(s) attached hereto as Exhibit B, pursuant to which Seller shall assign all Contracts and Licenses to Buyer and Buyer shall assume all obligations thereunder (including, without limitation, all Assumed Liabilities relating thereto) accruing or arising from and after the Closing Date; provided, however, that such assignment shall not prejudice, impair or restrict Seller’s or its Affiliates’ ability to assert any defenses, counterclaims or objections that Seller may have with respect to any of the Contracts or Licenses; and
(B)    an assignment and assumption of the Leases substantially in the form(s) attached hereto as Exhibit D, pursuant to which Seller shall assign all Leases to Buyer and Buyer shall assume all obligations thereunder (including, without limitation, all Assumed Liabilities relating thereto) accruing or arising from and after the Closing Date; provided, however, that such assignment shall not prejudice, impair or restrict Seller’s or its Affiliate’s ability to assert any defenses, counterclaims or objections that Seller may have with respect to any of the Leases.
(ii)    Seller shall deliver, or shall cause to be delivered, to Buyer each of the following:
(A)    a special warranty deed, substantially in the form attached hereto as Exhibit F (the “Deed”), duly executed and in recordable form, conveying fee simple absolute title to the Real Property to Buyer, subject only to the Permitted Encumbrances;
(B)    customary title affidavits required by the Title Company in order to issue the Title Policy, each in form and substance acceptable to the Title Company;
(C)    an affidavit, in accordance with the Foreign Investment in Real Property Tax Act, confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Code;
(D)    a Bill of Sale substantially in the form attached hereto as Exhibit G conveying, transferring and selling to Buyer, without warranty or representation, the Personal Property, free and clear of all liens and encumbrances except the Permitted Encumbrances;
(E)    evidence of the authority of the persons executing the Closing Documents being executed and delivered by Seller;
(F)    other documents that shall be reasonably required by the Title Company in order to issue the Title Policy including any documents or instruments or payments required to cure the Required Cure Items;

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(G)    an updated rent roll including all delinquencies, security deposits, prepaid amounts, and concessions with respect to the Leases; and
(H)    counterparts of notices to Tenants substantially in the form attached hereto as Exhibit H duly executed by Seller, which notices shall be delivered by or on behalf of Seller within five (5) Business Days following the Closing.
(iii)    Buyer shall deliver, or shall cause to be delivered, to Seller each of the following:
(A)    the balance of the Purchase Price (which shall be equal to the Purchase Price less the amount of the Deposit), subject to apportionments, credits and adjustments as provided in and as required to be made or given pursuant to this Agreement, by wire transfer of immediately available funds pursuant to wire transfer instructions provided by Seller to Buyer and Escrow Agent;
(B)    evidence of the authority of the persons executing the Closing Documents being executed and delivered by Buyer;
(C)    other documents that shall be reasonably required by the Title Company in order to issue the Title Policy;
(D)    counterparts of notices to Tenants substantially in the form attached hereto as Exhibit H duly executed by Buyer, which notices shall be delivered by or on behalf of Seller within five (5) Business Days following the Closing.
(iv)    Seller and Buyer shall prepare and execute and deliver to each other a final closing statement (the “Closing Statement”) setting forth the Purchase Price and reflecting all closing adjustments, credits and prorations required hereunder.
(c)    Expenses & Prorations at Closing.
(i)    All Prorated Items shall be computed and certified by the Parties. The Prorated Items shall be prorated as of the Cutoff Time and apportioned between the Parties on the basis of a 365-day year as follows and in accordance with the provisions set forth on Schedule 7: (A) all Prorated Items accrued during or otherwise attributable to the period prior to the Closing Date shall be prorated to Seller and (B) all Prorated Items accrued during or otherwise attributable to the period on or after the Closing Date shall be prorated to Buyer. If, after the Closing, a manifest error or omission in the calculation of the apportionments set forth above is found by any of the Parties, such manifest error or omission shall be promptly corrected and the Party receiving the overpayment shall pay the amount of the overpayment to the Party(ies) entitled thereto. The foregoing obligation to correct apportionments shall survive the Closing for a period of ninety (90) days. In addition, if any of the Prorated Items were estimated at the time of Closing, then within sixty (60) days after the Closing Date, any Party can require a reapportionment of such Prorated Items to reflect an apportionment of the actual amount of such Prorated Items by delivering written notice to the other Parties together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The Party receiving any overpayment shall pay the amount to the Party(ies) entitled thereto. If there is a dispute among the

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Parties regarding the recomputation of the apportionment of any Prorated Items and the Parties are unable to resolve such dispute after good faith efforts to do so, then the Parties shall retain an independent accountant reasonably acceptable to each of the Parties (the cost of which shall be borne one-half by the Seller and one-half by the Buyer) to recompute any such apportionment which is in dispute. The foregoing obligation to reapportion estimated Prorated Items shall survive the Closing (provided that notice of any reapportionment must be given within sixty (60) days following the Closing Date). Any reference in this Section 11(c)(i) or Schedule 7 to payments made or cash being received by Seller shall also include any such items which are made or received by Manager on behalf of Seller prior to Closing. No items of income or expense are to be included more than once in determining the prorations and payments under this Agreement. If the aggregate amount of the credit due to Seller exceeds the aggregate amount of credit due to Buyer, Buyer shall pay such amount in excess of the amount of the credit to Buyer with the payment of the Purchase Price.
(ii)    At Closing, (A) Seller shall pay the cost of obtaining and recording any and all instruments required to cure any Required Cure Items and any Title Objections which Seller has agreed to cure, the cost of its own attorneys and accountants incurred in connection with this Agreement and the transactions contemplated by this Agreement, and one-half of any fees and expenses charged by Escrow Agent for its services as escrow agent hereunder; and (B) Buyer shall pay for all title insurance premiums, endorsement fees, search fees, recording fees (other than those specifically required to be paid by Seller under clause (A) above) and other charges with respect to the issuance of the Title Commitment, the Title Policy or otherwise charged by the Title Company, the cost of any surveys of the Real Property ordered and obtained by Buyer, the cost of its own attorneys and accountants incurred in connection with this Agreement and the transactions contemplated by this Agreement and one-half of any fees and expenses charged by Escrow Agent for its services as escrow agent hereunder. The conveyance of the Property contemplated by this Agreement is exempt from any transfer, documentary, sales, use, registration and any real property sale and transfer or gains tax, stamp tax, equity transfer tax, excise tax or other similar tax (including any penalties or interest with respect thereto) (collectively, “Transfer Taxes”) as a conveyance made pursuant to a confirmed plan of reorganization of Lehman Brothers Holdings Inc. and certain of its subsidiaries. If taxation authorities do not recognize such exemption, Buyer shall pay all Transfer Taxes, subject to Buyer’s rights to appeal such Transfer Taxes, and shall file all necessary tax returns and other documentation with respect to all Transfer Taxes (and the costs of filing such tax returns and other documentation shall be borne by Buyer).
(iii)    The provisions of this Section 11(c) shall survive the Closing and the provisions of Section 11(c)(ii) hereof shall also survive the termination of this Agreement.
(d)    Conditions Precedent to Closing.
(i)    Buyer’s obligation under this Agreement to purchase the Assets as provided hereunder shall be subject to the fulfillment of each of the following conditions subject, however, to the provisions of subsection (iii) below:

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(A)    the representations and warranties of Seller contained in Section 12 hereof shall be true, accurate and correct in all material respects as of the Closing Date;
(B)    title to the Real Property shall be in compliance with the terms of Section 9 hereof and Title Company shall be prepared to issue the Title Policy subject only to payment of the premium therefor; provided, however, that if Title Company is not prepared to so issue the Title Policy as a result of any act or omission of Buyer or any Affiliate of Buyer and title to the Real Property is in compliance with the terms of Section 9 hereof, such circumstances shall not constitute a condition to Closing; and
(C)    Seller shall have delivered, or caused to be delivered, to Escrow Agent or Buyer each of the Closing Documents required to be delivered by Seller pursuant to Section 11(b) hereof and shall have performed all other covenants, undertakings and obligations and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.
(ii)    Seller’s obligations under this Agreement to sell the Assets as provided hereunder shall be subject to the fulfillment of each of the following conditions subject, however, to the provisions of subsection (iii) below:
(A)    the representations and warranties of Buyer contained in Section 13 hereof shall be true, accurate and correct in all material respects as of the Closing Date; and
(B)    Buyer shall have delivered the funds required to be delivered by Buyer hereunder at Closing and shall have further delivered, or caused to be delivered, each of the Closing Documents required to be delivered by Buyer pursuant to Section 11(b) hereof and shall have performed all other covenants, undertakings and obligations and complied with all conditions required by this Agreement to be performed or complied with by Buyer, at or prior to the Closing.
(iii)    In the event that any condition contained in Section 11(d)(i) or (ii) is not satisfied, the Party entitled to the satisfaction of such condition as a condition to its obligation to close hereunder shall have as its sole remedy hereunder the right to elect to (A) waive such unsatisfied condition whereupon Closing shall proceed as provided in this Agreement without any abatement of the Purchase Price, or (B) terminate this Agreement. In the event such Party elects to terminate this Agreement, this Agreement shall be terminated and the Parties shall have no further rights, obligations or liabilities hereunder, except for those obligations which are expressly stated to survive the termination of this Agreement and except that if Buyer terminates this Agreement because a condition contained in Section 11(d)(i) hereof is not satisfied, Escrow Agent shall return the Deposit (less the Hard Deposit) to Buyer. Nothing contained herein shall be construed so as to bestow any right of termination upon a Party for the failure of a condition to be satisfied unless such Party is expressly entitled to the satisfaction of such condition as provided in Section 11(d)(i) or (ii) hereof.

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(e)    Risk of Loss & Insurance Proceeds.
(i)    In the event any “material” portion (as hereinafter defined) of the Property is destroyed or damaged by fire or other casualty, Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s notice of the occurrence of any such fire or other casualty, together with a description of the damage and copies of Seller’s insurance policies. If this Agreement is so terminated, the provisions of Section 11(e)(iv) hereof shall apply. If (i) Buyer does not elect to terminate this Agreement, or (ii) there is damage to or destruction of only an “immaterial” portion (“immaterial” being deemed to be any damage or destruction which is not “material”, as such term is hereinafter defined) of the Property, Buyer shall be obligated to close hereunder as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, (x) credit to Buyer the amount of all proceeds of any insurance collected by Seller (including, without limitation, the proceeds of any business interruption insurance applicable to the period following the Closing), plus the amount of any uncovered damage, less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction, and (y) assign and transfer to Buyer all right, title and interest of Seller in and to any uncollected insurance proceeds (including, without limitation, the proceeds of any business interruption insurance applicable to the period following the Closing) which Seller may be entitled to receive from such damage or destruction. A “material” portion of the Property shall be deemed to have been damaged or destroyed if (i) such damage or destruction renders the Property substantially incapable of being used for its current purpose, and (ii) the Property cannot be substantially repaired or restored within sixty (60) days following the occurrence of the casualty, or if the costs to repair or restore exceed Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00), as reasonably estimated by an insurance company adjuster reasonably acceptable to each of the Parties.
(ii)    If, prior to the Closing Date, all or any “significant” portion (as hereinafter defined) of the Real Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Buyer of such fact, and deliver all information in Seller’s possession or control regarding such fact to Buyer, whereupon the Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller’s notice. If this Agreement is so terminated, the provisions of Section 11(e)(iv) hereof shall apply. If Buyer does not elect to terminate this Agreement, or if only an “insignificant” portion (“insignificant” being deemed to be any taking which is not “significant”, as such term is hereinafter defined) of the Real Property is taken by eminent domain or condemnation, at the Closing, Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A “significant” portion of the Real Property means any portion of the building or other structural improvements comprising the Real Property shall have been taken or condemned such that the Real Property has been rendered substantially incapable of being used for its current purpose, materially affects access to or parking at the Real Property, or reduces the value of the Real Property by more than Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00), as reasonably estimated by a real estate professional who is experienced in estimating the value of eminent domain or condemnation takings and who is reasonably acceptable to each of the Parties.

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(iii)    Notwithstanding anything contained in Section 11(e)(i) and (ii) hereof to the contrary, if this Agreement is not terminated as provided in Section 11(e)(i) or (ii) hereof and the insurance, eminent domain or condemnation proceeds payable with respect to the Property as a result of any casualty or taking exceeds the Purchase Price, Seller’s obligation to pay over or credit to Buyer those proceeds paid to Seller prior to the Closing shall be limited to the amount of the Purchase Price and Seller shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the Parties agree that Seller shall be entitled to that portion of the proceeds in excess of the Purchase Price, plus collection costs, which agreement shall survive the Closing.
(iv)    If Buyer elects to terminate this Agreement pursuant to Section 11(e)(i) or (ii) hereof, this Agreement shall be terminated and none of the Parties shall have any further rights, obligations or liabilities hereunder, except for those rights, obligations and/or liabilities which are expressly stated to survive the termination of this Agreement, and except that Escrow Agent shall return the Deposit (less the Hard Deposit) to Buyer.
12.    Representations & Warranties of Seller.
(a)    In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to, and covenants with, Buyer as follows:
(i)    Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite actions of Seller (none of which actions have been modified or rescinded, and all of which actions are and will be at Closing in full force and effect). This Agreement constitutes the valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.
(ii)    Execution and Delivery. The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, will not (a) violate or conflict with any law or any order of any court or Governmental Authority applicable to Seller or any provision of the organizational documents of Seller; (b) result in a breach of or default under any contract, agreement or instrument to which Seller is a party or by which Seller or the Assets are bound; or (c) require any consent or approval or vote of any court or Governmental Authority or of any third person or entity that, as of the Closing Date, has not been given or taken and does not remain effective.
(iii)    Material Contracts. To Seller’s knowledge, the contracts listed and described in Part A of Schedule 1 hereto include all of the written Material Contracts entered into directly by Seller and which are in effect with respect to the Assets. The list of Contracts in Part B of Schedule 1 has been provided to Seller by Manager and purports to be a list of all of all written Material Contracts entered into by Manager or otherwise on behalf of Seller and which are in effect with respect to the Assets. Notwithstanding anything to the contrary contained herein, Seller makes absolutely no representations or warranties with respect to any Contracts listed and described in Part B of Schedule 1.

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(iv)    Prohibited Transaction. To Seller’s knowledge, neither Seller, nor any member, partner or shareholder of Seller, nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of Seller, nor, to Seller’s knowledge, any other person or entity holding any legal or beneficial interest whatsoever in Seller, (i) are named on any OFAC Lists, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Seller’s knowledge, otherwise associated with any of the persons referred to or described in the OFAC Lists.
(b)    If at or prior to the Closing, (i) Buyer shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made by Seller hereunder are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (ii) Seller shall notify Buyer that a representation or warranty made by Seller is untrue, inaccurate or incorrect, then Seller may, in their sole discretion, elect by notice to Buyer to adjourn the Closing one or more times for up to ten (10) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is untrue, inaccurate or incorrect but not in any material respect and such breach is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Buyer shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is untrue, inaccurate or incorrect in any material respect, and such breach is (1) not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above) and (2) not the result of any willful act on the part of Seller, then Buyer, as its sole remedy for any and all such untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated and none of the Parties shall have any further rights, obligations or liabilities hereunder, except for any obligations or liabilities which are expressly stated to survive the termination of this Agreement, and except that Buyer shall be entitled to a return of the Deposit. If any such representation or warranty is untrue, inaccurate or incorrect in any material respect and such breach is (1) not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above) and (2) the result of a willful act on the part of Seller, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (x) to consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price and reserve all rights to pursue a damage claim against Seller for such breach (subject to the Seller Liability Cap Amount), or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated and none of the Parties shall have any further rights, obligations or liabilities hereunder, except for any obligations or liabilities which are expressly stated to survive the termination of this Agreement, and except that Buyer shall be entitled to a return of the Deposit. Buyer acknowledges

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and agrees that (x) at or prior to the Closing, Buyer’s rights and remedies in the event Buyer becomes aware (whether through its own efforts, by notice from Seller or otherwise) prior to Closing that any of Seller’s representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 12, and (y) if the Closing does not occur as a result of Buyer becoming aware (whether through its own efforts, by notice from Seller or otherwise) prior to Closing that any of Seller’s representations or warranties made in this Agreement are untrue, inaccurate or incorrect, Buyer hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller’s representations or warranties made in this Agreement being untrue, inaccurate or incorrect except as expressly provided in this Section 12(b).
(c)    In the event the Closing occurs:
(i)    Notwithstanding anything contained in this Section 12 or elsewhere in this Agreement to the contrary, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if (1) Buyer had actual or constructive knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and such breach did not result from the willful or intentional acts of Seller and Buyer nevertheless closes title hereunder, or (2) Buyer’s damages as a result of such representation or warranty being untrue, inaccurate or incorrect are less than $100,000 in the aggregate. For example, Buyer shall be deemed to have knowledge that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that the Property Information furnished or made available to or otherwise obtained by Buyer contains information which is inconsistent with such representation or warranty.
(ii)    Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and Buyer shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of Seller in this Agreement and/or the Seller Documents (including, without limitation, the Deed and the A & A Agreements) shall not exceed an amount equal to one percent (1%) of the Purchase Price in the aggregate (the “Seller Liability Cap Amount”).
The provisions of this Section 12(c) shall survive the Closing.
(d)    The representations and warranties of Seller set forth in Section 12(a) shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date). The representations and warranties set forth in Section 12(a) shall survive the Closing for a period of three (3) months following the Closing Date, and no action or claim based thereon shall be commenced after such period.

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13.    Representations & Warranties of Buyer.
(a)    In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants to, and covenants with, Seller as follows:
(i)    Due Authorization; Binding Obligation. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate actions of Buyer (none of which actions have been modified or rescinded, and all of which actions are and will be at Closing in full force and effect). This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
(ii)    Execution and Delivery. The execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, will not (a) violate or conflict with any law or any order of any court or Governmental Authority applicable to Buyer or any provisions of the organizational documents of Buyer; (b) result in a breach or default under any contract, agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound; or (c) acquire any consent or approval or vote of any court or Governmental Authority or of any person or entity that, as of the Closing Date, has not been taken or given and does not remain effective.
(iii)    Prohibited Transaction. To Buyer’s knowledge, neither Buyer, nor any member, partner or shareholder of Buyer, nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of Buyer, nor, to Buyer’s knowledge, any other person or entity holding any legal or beneficial interest whatsoever in Buyer, (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to Buyer or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Buyer’s knowledge, otherwise associated with any of the persons referred to or described in the OFAC Lists.
(b)    The representations and warranties of Buyer set forth in Section 13(a) shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing and the execution and delivery of the Deed.

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14.    Indemnification.
(a)    Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and their respective officers, directors, employees, trustees, shareholders, members, partners, principals, owners, agents and representatives (collectively, the “Seller Indemnitees” and each a “Seller Indemnitee”) from and against any and all Liabilities resulting from or arising out of any Assumed Liability or any claim by a Third Party for payment of an Assumed Liability.
(b)    If a Third Party notifies Seller or any Seller Indemnitee (the “Indemnified Person”) with respect to any matter which may give rise to a claim for indemnification against Buyer and/or its successors or assigns (as applicable, the “Indemnifying Person”) under this Section 14, then the Indemnified Person shall use reasonable efforts to notify the Indemnifying Person thereof promptly and in any event within ten (10) days after receiving any written notice from a Third Party; provided, however, that no delay of the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any obligation hereunder unless, and solely to the extent that, the Indemnifying Person is actually and substantially prejudiced thereby.
(c)    Once the Indemnified Person has given notice of the matter to the Indemnifying Person, the Indemnified Person may, subject to the Indemnifying Person’s rights to assume the defense of such matter pursuant to Section 14(d), defend against the matter in any reasonable manner that it deems appropriate. The Indemnified Person shall keep the Indemnifying Person informed as to the status of such actions.
(d)    The Indemnifying Person may at any point in time choose to assume the defense of all such matters if the Indemnifying Person provides evidence reasonably satisfactory to the Indemnified Person of its ability to provide the indemnification required pursuant to this Section 14.
(e)    Upon assumption of the defense by the Indemnifying Person:
(i)    the Indemnifying Person shall defend the Indemnified Person against the matter with counsel of its choice reasonably satisfactory to the Indemnified Person;
(ii)    the Indemnified Person may retain separate counsel at its sole cost and expense (except that the Indemnifying Person shall be responsible for the fees and expenses of one separate co-counsel for all Indemnified Persons to the extent the Indemnified Person is advised, in writing by its outside counsel, that either (x) the counsel the Indemnifying Person has selected has a conflict of interest, or (y) there are legal defenses available to the Indemnified Person that are different from or additional to those available to the Indemnifying Person); and
(iii)    the Indemnified Person shall make available to the Indemnifying Person and its attorneys and accountants all books and records of the Indemnified Person relating to such proceedings or litigation and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action or proceeding.

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(f)    Assumption of the defense of any matter by the Indemnifying Person shall without further action constitute an irrevocable waiver by the Indemnifying Person of its right to claim at a later date that such Third Party action for which the defense was assumed is not a proper matter for indemnification pursuant to this Section 14.
(g)    The Indemnified Person shall not consent to the entry of a judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the written consent of the Indemnifying Person, which consent may not be unreasonably withheld or delayed.
(h)    The Indemnifying Person shall not consent to the entry of a judgment with respect to any matter which may give rise to a claim for indemnification or enter in to any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Person from all liability with respect thereto, without the written consent of the Indemnified Person (not to be unreasonably withheld or delayed).
(i)    The indemnification provisions set forth in this Section 14 shall only apply after the Closing Date, and after the Closing Date shall constitute the sole and exclusive recourse and remedy available to the Parties with respect to any monetary damages resulting from any breach of any representation, warranty, covenant or agreement contained in this Agreement pertaining to any Assumed Liability in respect of which indemnification is provided, except in a case involving actual fraud.
(j)    No indemnification shall be available to Buyer for breach of any covenant or agreement by Seller to the extent the Parties agree to make an adjustment to the Purchase Price as a result of such breach.
(k)    This Section 14 shall survive the Closing.
15.    Operation of Assets Prior to Closing. Between the Effective Date and the Closing Date, Seller shall continue to operate and maintain the Assets in a reasonably prudent fashion and in accordance with past practices. Except as hereinafter provided in this Section 15, Seller may cancel, modify, extend, renew or permit the expiration of any Contract or Lease or enter into any new Contract or Lease without Buyer’s prior consent. Notwithstanding the foregoing and provided that no Buyer Termination Event has occurred, from and after the Inspection Termination Date, Seller shall not enter into any Material Contracts, nor consent to Manager entering into any Material Contracts on Seller’s behalf (to the extent that Seller’s consent thereto is otherwise required under the terms of the Management Agreement), without the prior written consent of Buyer, such consent not to be unreasonably withheld; provided, however, that Buyer’s consent shall not be required in connection with any Material Contract which is a renewal of an existing Material Contract, or if Seller (i) has no right to consent to the entering into of any such Material Contract by Manager either directly or on behalf of Seller, or (ii) cannot unreasonably withhold its consent to the entering into of any such Material Contract by Manager. Buyer shall acquire the Assets subject to any Contracts and Leases entered into prior to the Closing Date in accordance with this Section 15 and shall specifically assume any Material Contracts which have been entered into in accordance with

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this Section 15 prior to the Closing Date. Between the Effective Date and the Closing Date, Seller shall use commercially reasonable efforts to deliver to Buyer copies of any written notice actually received by Seller from any Governmental Authority (or actually received by Seller from Manager, if the same was delivered by such Governmental Authority to Manager as Seller’s agent) stating that the Property is in violation of any applicable Law. Between the Effective Date and the Closing Date, Seller shall use commercially reasonable efforts to, within five (5) Business Days following Buyer’s request therefor, deliver to Buyer an updated rent roll for the Property.
16.    Default. In the event of a Default hereunder by Seller, Buyer shall have the right, as its sole and exclusive remedy hereunder, either (a) to terminate this Agreement by written notice to Seller and to receive a refund of the Deposit paid by Buyer under this Agreement; or (b) to institute an action for specific performance against Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance as the result of Seller’s Default hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of such Default and Buyer must be ready, willing and able to consummate the Closing. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90)-day period shall be deemed a waiver by it of its right to commence such an action. If Buyer elects to terminate this Agreement, then Buyer, as its sole remedy, shall be entitled to receive a refund of the Deposit paid by Buyer under this Agreement, it being acknowledged by Buyer that such sum is fair and equitable and will reasonably compensate Buyer for its actual damages if Seller fails to perform its obligations under this Agreement. Buyer agrees that the foregoing remedies shall be the sole and exclusive remedies available to Buyer in the event of a Default by Seller and Buyer hereby waives any and all other rights, in equity or at law, which it might otherwise have against Seller (including, without limitation, the right to any consequential or other damages) in connection with any such Default. In the event of a Default hereunder by Buyer, but subject to the proviso of this sentence, Seller shall have the right, as its sole and exclusive remedy hereunder, to terminate this Agreement by written notice to Buyer and to retain, as liquidated damages, the Deposit, it being agreed that Seller’s damages are impossible to ascertain and it being acknowledged by Seller that such sum is fair and equitable and will reasonably compensate Seller for its actual damages if Buyer fails to perform its obligations under this Agreement; provided, however, that in no event shall the provisions of the foregoing prevent, restrict or otherwise limit any right or remedy available to Seller at law, in equity or otherwise as a result of any breach by Buyer of its obligations under Section 8 or Section 21 of this Agreement. Upon any such termination of this Agreement, the Parties shall be relieved of any further obligations hereunder except those obligations which are expressly stated to survive the termination of this Agreement. Except as set forth in this Section 16, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to them at law, in equity or otherwise by reason of Buyer’s Default hereunder or Buyer’s failure or refusal to perform its obligations hereunder.

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17.    Purchase of Assets As-Is.
(a)    Buyer agrees to accept the Assets, subject to any facts, circumstances, defects and problems that may exist, on an “AS‑IS‑WHERE‑IS AND WITH ALL FAULTS” basis and Buyer is not relying on any representations or warranties of Seller or any other Person with respect to the Assets except those expressly set forth in Section 12 of this Agreement or in any Closing Document executed and delivered by Seller. This Agreement, as written, contains all the terms of the agreement entered into among the Parties as of the Effective Date, and Buyer acknowledges that neither Seller nor any of its Affiliates, nor any of the respective agents or representatives thereof, have made any representations or held out any inducements to Buyer, and Seller hereby specifically disclaim any representation, oral or written, past, present or future, other than those specifically set forth in Section 12 hereof or in any Closing Document executed and delivered by Seller. Without limiting the generality of the foregoing, Buyer has not relied on any representations or warranties, and neither Seller nor any of its Affiliates, nor any of the respective agents or representatives thereof, have or are willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein or in any Closing Document executed and delivered by Seller, as to: (i) the status of title to the Real Property; (ii) the Leases; (iii) the Contracts; (iv) the Licenses; (v) the current or future real estate tax liability, assessment or valuation of the Real Property; (vi) the potential qualification of the Real Property for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (vii) the compliance of the Real Property in its current or any future state with applicable Laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Real Property’s non‑compliance, if any, with zoning Laws; (viii) the nature and extent of any right‑of‑way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Real Property from any source, including, without limitation, any Government Authority or any lender; (x) the current or future use of the Real Property, including, without limitation, the use thereof for commercial, manufacturing or general office purposes; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of any buildings, structures or other improvements comprising any portion of the Real Property, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xiii) the viability or financial condition of Manager or any Tenant; (xiv) the status of the multifamily housing industry in the market in which the Real Property is located; or (xvi) the actual or projected income or operating expenses of the Real Property or any of the other Assets.

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(b)    Buyer acknowledges that prior to the Effective Date, Seller has made available to Buyer, in an offering memorandum, in a due diligence website or online data room (the “Data Room”), or otherwise, certain information with respect to the Assets (including, without limitation, the information identified on Schedule 8 attached hereto), and that, in addition, Buyer will be afforded, during the Inspection Period, the opportunity to investigate, examine and inspect the Assets and additional information relating thereto which is required to be provided or made available to Buyer in accordance with the terms of this Agreement (the information described in the foregoing sentence, collectively, the “Property Information”). Buyer acknowledges and agrees that (i) the Property Information delivered or made available to Buyer and its representatives by Seller or its Affiliates, or any of the agents or representatives thereof, may have been prepared by third parties and may not be the work product of Seller and/or any of its Affiliates; (ii) neither Seller nor any of its Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) the Property Information delivered or made available to Buyer and to Buyer’s Representatives is furnished to them at the request, and for the convenience of, Buyer; (iv) except as may be expressly set forth herein, Buyer is relying solely on its own investigations, examinations and inspections of the Real Property and the other Assets and those of Buyer’s Representatives and is not relying in any way on the Property Information furnished by Seller or any of their respective Affiliates, or any of the respective agents or representatives thereof; (v) except as may be expressly set forth herein or in any Closing Document executed and delivered by Seller, Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Buyer releases Seller and its Affiliates, and the respective agents and representatives thereof, from any and all liability with respect thereto; and (vi) any further distribution of the Property Information is subject to Section 21 hereof.
(c)    Buyer or anyone claiming by, through or under Buyer, hereby fully and irrevocably releases Seller and its Affiliates, and the respective agents and representatives thereof, from any and all claims that Buyer may now have or hereafter acquire against Seller or any of its Affiliates, or any of the respective agents or representatives thereof for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Assets, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Assets. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Buyer agrees that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Assets, Buyer shall look solely to any contractors or other third parties which may otherwise be liable with respect to any of the foregoing for any redress or relief. Notwithstanding anything set forth herein to the contrary, nothing contained in this Section 17(c) shall in any way limit the indemnification obligations of Seller in favor of Buyer expressly set forth elsewhere in this Agreement or act as a release by Buyer of any claim or cause of action Buyer may have against Seller arising as a result of a breach by Seller of any representation, warranty or covenant

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made by Seller elsewhere in this Agreement or a failure of Seller to perform any obligation of Seller set forth elsewhere in this Agreement.
(d)    Buyer’s election to proceed with the Closing shall be deemed an acknowledgment by Buyer that Buyer has inspected the Assets, is thoroughly acquainted with and accepts their condition, and has reviewed, to the extent necessary in its discretion, all the Property Information. Seller shall not be liable or bound in any manner by any oral or written “setups” or information pertaining to the Assets furnished by Seller, any of its Affiliates or any of the respective agents or representatives thereof, any real estate broker or other Person.
(e)    The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.
18.    Brokerage. The Parties each represent to the other that there are no brokers that are or were instrumental in the negotiation and/or consummation of the transactions contemplated hereunder other than Broker, whose commission shall be paid by Seller pursuant to a separate written agreement between Seller and Broker. Buyer and Seller hereby indemnify and hold each other harmless from and against any and all costs, fees, damages, claims and liabilities, including, but not limited to, reasonable attorney’s fees, paralegal’s fees and court costs through all trial and appellate levels, arising out of any claim or demand or threats of claim made by any broker or salesman other than Broker claiming by reason of its relationship with the offending Party or its representatives, employees or agents, whether incurred by settlement or whether or not litigation results. This Section 18 shall survive Closing or any earlier termination of this Agreement.
19.    Notices. All notices, elections, consents, approvals, demands, objections, requests or other communications hereunder shall be in writing and transmitted to the Parties and to Escrow Agent as follows:
As to Buyer:

Steadfast Asset Holdings, Inc.
18100 Von Karman Ave., Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, Esq.
Fax No.: 949.777.8216
E-mail address: AnaMarie.delRio@steadfastco.com

With a copy to:

Garrett DeFrenza Stiepel Ryder LLP
3200 Bristol Street, Suite 850
Costa Mesa, California 92626-1808
Attention: Marcello F. De Frenza
Fax No.: 714.384.4320
E-mail address: mdefrenza@gdsrlaw.com

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As to Seller:

Ridge Crossing Apartments LLC
c/o Lehman Brothers Holdings Inc.
1271 Avenue of the Americas, 39th Floor
New York, New York 10020
Attention: Peter Campbell, Esq. and R. Dennis Cullen
Fax No.: 646.285.9321
E-mail address: peter.campbell@lehmanholdings.com and dennis.cullen@lehmanholdings.com

With a copy to:

Haynes & Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Attention: S. Jason Comer, Esq.
Fax No.: 212.884.9546
E-mail address: jason.comer@haynesboone.com

As to Escrow Agent:

Commonwealth Land Title Insurance Company
c/o New York Land Services, Inc.
630 Third Avenue, #1200
New York, New York 10017
Attention: Teresa Hill
Fax No.: 212.490.8012
E-mail address: teresa.hill@fnf.com

unless the address is changed by the Party by like notice given to the other Parties and/or Escrow Agent. Notice shall be in writing, mailed certified mail, return receipt requested, postage prepaid and shall be deemed delivered three (3) Business Days after mailing or upon delivery to the addresses indicated by a nationally or internationally recognized firm of overnight couriers. Notwithstanding the foregoing notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile or confirmed email, but shall be deemed to have been given only when received by such means.

20.    Assignability. Except as expressly permitted in this Section 20, this Agreement may not be assigned by Buyer in whole or in part and any assignment or attempted assignment by Buyer shall constitute a Default by Buyer hereunder and shall be null and void; provided, however, that Buyer shall be permitted to assign this Agreement once at or prior to Closing to any Affiliate of Buyer or of Steadfast Apartment REIT, Inc. For the purposes of this Section 20, any transfer prior to the Closing shall be deemed to be an assignment and prohibited by the terms of this Section 20. No assignment of this Agreement by Buyer at Closing shall relieve the original Buyer from any of its obligations, liabilities or responsibilities under this Agreement.

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21.    Property Information and Confidentiality.
(a)    Buyer agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Buyer or Buyer’s Representatives, in any manner whatsoever, in whole or in part, to any Person other than Buyer’s accountants, legal advisors and other professionals and to Buyer’s current and/or prospective lenders and investors (collectively, “Permitted Disclosure Parties”), and will not be used by Buyer or Buyer’s Representatives, directly or indirectly, for any purpose whatsoever other than evaluating the Assets and seeking to complete the Closing. Moreover, Buyer agrees that, prior to the Closing, the Property Information will be transmitted only to Buyer’s Representatives and to those other Permitted Disclosure Parties who need to know the Property Information for the purpose of evaluating the Assets, and who are informed by Buyer of the confidential nature of the Property Information and (ii) who (with the exception of Buyer’s professionals and lender) agree in writing to be bound by the terms of this Section 21 and Section 17(c). Prior to the delivery or disclosure of any Property Information to Buyer’s Representatives (other than Buyer’s professionals or lender) at any time prior to the Closing, Buyer agrees to notify Seller as to their identity and to furnish Seller with their written assumption and adoption of the terms of this Section 21 and Section 17(c), all in a form reasonably acceptable to Seller. The provisions of this Section 21(a) shall in no event apply to Property Information which is a matter of public record and shall not prevent Buyer from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.
(b)    Buyer and Seller, for the benefit of each other, hereby agree that between the Effective Date and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other Party hereto. It is understood that the foregoing shall not preclude the Party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 21(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent the Parties from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.
(c)    Buyer shall indemnify and hold Seller and Seller’s Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) suffered or incurred by Seller or any of Seller’s Affiliates and arising out of or in connection with a breach by Buyer or any of Buyer’s Representatives of the provisions of this Section 21.
(d)    In the event this Agreement is terminated, Buyer and Buyer’s Representatives shall promptly deliver to Seller all originals and copies of the Property Information in the possession of Buyer and Buyer’s Representatives and, regardless of whether or not Buyer has done so, shall not be permitted to use any of the Property Information for any purpose thereafter. Notwithstanding anything to the contrary contained herein, if Buyer is entitled to a return of the Deposit pursuant to the terms of this Agreement, a Default by Buyer solely under this Section 21 shall not preclude the return of the Deposit to Buyer.

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(e)    The provisions of this Section 21 shall survive the termination of this Agreement.
22.    Time is of the Essence. For all purposes herein, the Parties agree that time is and shall be of the essence of this Agreement. If the date of the performance of any term, provision or condition of this Agreement shall happen to fall on a Saturday, Sunday or other non‑Business Day, the date for the performance of such term, provision or condition shall be extended to the next succeeding Business Day immediately thereafter occurring.
23.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and to their respective heirs, executors, administrators, successors and permitted assigns.
24.    Merger. All prior statements, understandings, representations and agreements between the Parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, none of the Parties relying upon any statement, understanding, representation or agreement made by the others not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the Parties, and without regard to or aid of canons requiring construction against Seller or the Party drafting this Agreement.
25.    Acceptance of Deeds. Except for those obligations, representations, warranties, covenants or agreements which are expressly stated to survive the Closing, Buyer’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.
26.    Limitation of Liability. Buyer agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, including, without limitation, Lehman Brothers Holdings Inc., or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Buyer agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 26, Buyer hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller’s Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller’s Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Buyer against Seller’s Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 26 shall survive the termination of this Agreement and the Closing.

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27.    No Waiver. No failure or delay of any Party in the exercise of any right or remedy given to such Party hereunder or the waiver by any Party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by any Party of any breach hereunder or failure or refusal by the other Parties to comply with their obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the Party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.
28.    No Recording. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a Default by the Party effecting such recording or attempt to record.
29.    No Offer. Delivery of this Agreement shall not be deemed an offer and neither Seller nor Buyer shall have any rights or obligations hereunder unless and until all Parties have signed and delivered an original of this Agreement and the Deposit shall have been paid to Escrow Agent.
30.    Captions. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.
31.    Severability. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny any Party, in a material way, the realization of the intended benefit of its bargain, such Party may terminate this Agreement within thirty (30) days after the final determination by notice to the other Parties. If such Party so elects to terminate this Agreement, then this Agreement shall be terminated and none of the Parties shall have any further rights, obligations or liabilities hereunder, except for those rights, obligations or liabilities which are expressly stated to survive the termination of this Agreement, and except that Buyer shall be entitled to a return of the Deposit (less the Hard Deposit).
32.    Counterparts; Facsimile and Electronic Execution. This Agreement may be executed by facsimile or by electronic delivery of a PDF file and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.
33.    Governing Law. This Agreement shall be construed and interpreted according to the laws of the State in which the Real Property is located. This Section 33 shall survive the Closing or termination of this Agreement.

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34.    Attorneys’ Fees and Costs. In the event of any litigation between the Parties to enforce, interpret, or arising out of this Agreement or pursuant to any of the Closing Documents, the prevailing Party in any such litigation shall be entitled to an award of its attorneys’ fees. For the purposes of this Agreement, the Party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” Party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels. This Section 34 shall survive the Closing or termination of this Agreement.
35.    Modification. This Agreement shall not be modified or amended (and no purported modification or amendment thereof shall be effective) unless in writing and signed by the Party to be charged.
36.    Exhibits and Schedules; Construction. The Exhibits and Schedules referred to herein and attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes. All references to the singular or plural number or masculine, feminine or neuter gender shall, as the context requires, include all others. All references to sections, paragraphs, and exhibits are to this Agreement unless otherwise specifically noted. The use of the words “hereof”, “hereunder”, “herein” and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this Agreement unless otherwise specifically noted.
37.    WAIVER OF JURY TRIAL. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT, IN CONTRACT OR OTHERWISE) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION HEREWITH (INCLUDING WITHOUT LIMITATION ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS SECTION 37 SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.
38.    Knowledge. For purposes of this Agreement, each of the phrases “to Seller’s knowledge”, “Seller has no actual knowledge of”, and any other similar phrases regarding the knowledge of Seller, means the actual, present, conscious knowledge of R. Dennis Cullen (the “Seller Knowledge Individual”), who is the asset manager for the Assets. In no event shall the Seller Knowledge Individual have any personal liability hereunder. Without limiting the foregoing, Buyer acknowledges that the Seller Knowledge Individual has not performed and is not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individual or of any other individual or entity, shall be imputed to the Seller Knowledge Individual.

32

39.    Limitation of Liability to Seller Liability Cap Amount. Notwithstanding anything to the contrary contained in this Agreement or in any other Closing Document, if the Closing occurs, the maximum aggregate liability of Seller hereunder and under the Closing Documents for any indemnification obligations, claims for damages resulting from any breach of representations, warranties or covenants and/or any other claims that Buyer or any Buyer’s Representative may be entitled to pursue under this Agreement or any Closing Document against the Seller shall not exceed the Seller Liability Cap Amount. This Section 39 shall survive the Closing or termination of this Agreement.
[THE REMAINDER OF THIS PAGE IS LEFT BLANK]

33

IN WITNESS WHEREOF, the Parties have executed this Agreement on and as of the Effective Date.

SELLER:

RIDGE CROSSING APARTMENTS LLC
a Delaware limited liability company

By:	Ridge Crossing Holdings LLC,
a Delaware limited liability company,
its sole member

	By:	Ridge Crossing Investors LLC
a Delaware limited liability company,
its sole member

		By:	LB Ridge Crossing LLC,
a Delaware limited liability company,
its managing member

			By:	PAMI LLC,
a Delaware limited liability company,
its sole member

				By:	/s/ Anthony Barsanti
				Name:	Anthony Barsanti
				Title:	Authorized Signatory

BUYER:

STEADFAST ASSET HOLDINGS, INC.
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

SIGNATURE PAGE TO RIDGE CROSSINGS PURCHASE AND SALE AGREEMENT

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ Kashima A. Loney
Name:	Kashima A. Loney
Title:	Counsel

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT

EXHIBIT A

Real Property Legal Description

A parcel of land situated in the NE 1/4 of the NW 1/4 and the SW 1/4 of the NE 1/4 of Section 27, and in the NE 1/4 and the SE 1/4 of the NW l/4 of Section 27, Township 19 South, Range 3 West, Jefferson County, Alabama, Bessemer Division and being more particularly described as follows:

Begin at a point on the North line of said Section 27, and at the intersection of the West right of way line of Scenic View Drive, said point being 1375.73 feet West of the NE corner of said Section 27, Township 19 South, Range 3 West, as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point also being 1266.93 feet East of the NW corner of the NW l/4 of the NE 1/4 of said Section 27 as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point being on a curve to the left, said curve subtending a central angle of 56 degrees, 52 minutes, 19 seconds measure (56 degrees 32 minutes 47 seconds map) a radius of 197.55 feet and a chord bearing of South 35 degrees, 03 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said Scenic View Drive's West right of way line for 196.09 measure (194.97 feet map) feet to the end of said curve; thence at tangent to said curve run South 63 degrees, 29 minutes, 28 seconds East along said right of way line for l09.65 feet to the beginning of a curve to the right, said curve subtending a central angle of 28 degrees, 30 minutes, 17 seconds, a radius of 161.84 feet and a chord bearing of South 49 degrees, 14 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 80.52 feet to the end of said curve; thence at tangent to said curve run South 34 degrees, 59 minutes, 11 seconds East along said right of way line for 50.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 19 degrees, 2 l minutes, 43 seconds, a radius of 183.86 feet and a chord bearing of South 44 degrees, 40 minutes, 02 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 62.13 feet to the end of said curve; thence at tangent to said curve run South 54 degrees, 20 minutes, 54 seconds East along said right of way line for 78.51 feet to the beginning of a curve to the right, said curve subtending a central angle of 16 degrees, 33 minutes, 33 seconds, a radius of 196.01 feet and a chord bearing of South 46 degrees, 04 minutes, 08 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 56.65 feet to the end of said curve; thence at tangent to said curve run South 37 degrees, 47 minutes, 21 seconds East along said right of way line for 20.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 30 degrees, 51 minutes, 20 seconds map and measure a radius of 250.00 feet measure (31 degrees 05 minutes 47 seconds map) and a chord bearing of South 53 degrees, 13 minutes, 01 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 134.63 feet measure (135.68 feet map) to the end of said curve, said point being on the Northerly right of way line of Alabama Highway Number 150, said point being on a curve to the right, said curve subtending a central angle of 00 degrees, 33 minutes, 10 seconds, a radius of 22,858.3l feet and a chord bearing of South 52 degrees, 50 minutes, 03 seconds West; thence run Southwesterly along the arc of said curve and along said Highway 150 right of way line for 220.53 feet to the end of said curve; thence at tangent to said curve run South 53 degrees, 06 minutes, 38 seconds West along said Highway 150 right of way line for 514.38 feet; thence run South 53 degrees, 21 minutes, 07 seconds West along said right of way line for 548.18 feet to the beginning of a curve to the right, said curve subtending a central angle of 3 degrees, 26 minutes, 26 seconds, a radius of 4523.76 feet and a chord bearing of Sooth 55 degrees, 04 minutes, 21 seconds West; thence run Southwesterly along the arc of said curve and along said right of way line for 271.65 feet to the end of said curve; thence run South 72 degrees, 26 minutes, 22 seconds West along said Highway 150 right of way line for 101.59 feet; thence run South 55 degrees, 18 minutes, 17 seconds West along said right of way line for 144.28 feet; thence run South 62 degrees, 00 minutes, 13 seconds West along said right of way line for 147.74 feet to the most Southerly corner of Tree Crossings Phase One; thence leaving said right of way line run North 27 degrees, 12 minutes, 29 seconds West for 179.83 feet; thence run North 68 degrees, 00 minutes, 41 seconds West for 760.03 feet to the common corner of Phase Two and Phase Three, Tree Crossings; thence run South 60 degrees, 31 minutes, 41 seconds West measure South 60 degrees 30 minutes 00 seconds West (map) for 638.50 feet; thence run North 43 degrees, 45 minutes, 08 seconds West measure (North 43 degrees 51 minutes 00 Seconds West) for 300.38 feet measure (300.00 feet map) to a 3" capped iron at the SW corner of the NE 1/4 of the NW 1/4 of said Section 27, Township 19 South, Range 3 West; thence run North 0 degrees, 05 minutes, 18 seconds West along the West line of said 1/4-1/4 for 1326.03 feet to a 3" capped iron at the NW corner of said NE 1/4 of the NW 1/4 of Section 27; thence run South 89 degrees, 02 minutes, 07 seconds East along the North line of said 1/4-1/4 for 1319.80 feet to a 3" capped iron at the NE corner of said 1/4-l/4 and the NW corner of the NW 1/4 of the NE 1/4 of said Section 27; thence run South 88 degrees, 54 minutes, 54 seconds East along said 1/4-1/4 for 1266.93 feet to the point of beginning.

EXHIBIT B

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [_____], 2015 (this “Assignment”), between RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company (“Seller”), and [_____], a [_____] (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser are parties to a Purchase and Sale Agreement, dated as of April 7, 2015 (the “Agreement”), providing for, among other things, the sale by Seller to Purchaser of the Assets and the assumption by Purchaser of the Assumed Liabilities; and
WHEREAS, in accordance with the terms of the Agreement, Seller and Purchaser have agreed to enter into this Assignment, providing for (a) the assignment from Seller to Purchaser of all of Seller’s right, title and interest in, under and to the Contracts and Licenses, on and subject to the terms of the Agreement, and (b) the acceptance by Purchaser of such assignment and the assumption by Purchaser, on and subject to the terms of the Agreement, of (i) all obligations to be performed by Seller under the Contracts and Licenses accruing or arising from and after the Closing Date and (ii) the other Assumed Liabilities.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Assignment. In accordance with and subject to the terms of the Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, to the extent that such are legally assignable and any necessary consents to assignment have been obtained, all of Seller’s right, title and interest in, under and to the Contracts and Licenses including, without limitation, each of those Contracts and/or Licenses more particularly described on Exhibit A-1 and A-2 attached hereto and made a part hereof, accruing or arising from and after the Closing Date.

2.    Acceptance and Assumption. In accordance with and subject to the terms of the Agreement, Purchaser hereby (a) purchases and accepts the sale, assignment, transfer, conveyance and delivery, to the extent that such are legally assignable and necessary consents to assignment have been obtained, of Seller’s right, title and interest in, under and to the Contracts and Licenses; (b) subject to the terms of the Agreement, unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Seller and its Affiliates, successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, the Contracts and Licenses accruing or arising from and after the Closing Date; and (c) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, and release and discharge Seller and its Affiliates, successors and assigns completely and forever from, all of the Assumed Liabilities and all obligations and liabilities of any kind arising out of Purchaser’s assumption of the Assumed Liabilities.
3.    Waiver. Except as specifically set forth in the Agreement, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller or Seller’s Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Seller and Seller’s Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller or Seller’s Affiliates, in connection with or arising out of any of the Contracts or Licenses.
4.    No Warranty. Except as otherwise set forth in the Agreement, this Assignment is made without any covenant, warranty or representation by, or recourse against, Seller or Seller’s Affiliates of any kind whatsoever.
5.    Parties in Interest. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
6.    Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.
7.    Governing Law. This Assignment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Alabama as applied to contracts made and performed entirely in such state.
8.    Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
[SIGNATURE PAGES FOLLOW]

39

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment as of the date first written above.

SELLER:

RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company

By: Ridge Crossing Holdings LLC, a Delaware limited liability company, its sole member

By: Ridge Crossing Investors LLC, a Delaware limited liability company, its sole member

By: LB Ridge Crossing LLC, a Delaware limited liability company, its managing member

By: PAMI LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned notary in and for said County in said State, hereby certify that ______________ whose name as __________ of ____________, a Delaware limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, (s)he, as such _____________ and with full authority, executed the same voluntarily for and as the act of said limited liability company, after having taken an oath.
Given under my hand and official seal on this the ___ day of ____________, 20__.
_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)
[SIGNATURES AND ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

PURCHASER:

STEADFAST ASSET HOLDINGS, INC.
a California corporation

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned notary in and for said County in said State, hereby certify that ___________________ whose name as _______________ of _________________________, a _________________________, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, (s)he, as such _____________ and with full authority, executed the same voluntarily for and as the act of said limited liability company, after having taken an oath.
Given under my hand and official seal on this the ___ day of __________, 20__.
_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT A-1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

CONTRACTS

[TO BE PROVIDED]

EXHIBIT A-2 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

LICENSES

[TO BE PROVIDED]

EXHIBIT D

Form of Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is entered into as of [_____], 2015, by and between RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company (“Assignor”), and [_____], a [_____] (“Assignee”).

1.    Reference to Purchase Agreement. Reference is made to a Purchase and Sale Agreement dated April 7, 2015, by and between Assignor, as seller, and Assignee, as buyer, pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the improved real property and other assets described therein (as may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor as landlord in and to each of the Leases and the refundable security deposits and other refundable deposits held by landlord under the Leases. Assignor is not assigning any right to receive any delinquent Rent under the Leases, and any such delinquent Rent as of the date hereof shall be collected and paid to Seller in the manner provided by the Purchase Agreement.

3.    Assumption. Assignee hereby assumes, and agrees to be bound by, all of the covenants, agreements and obligations of Assignor as landlord under the Leases, which shall arise or be incurred, or which are required to be performed, on and after the date of this Assignment, and Assignee further assumes all liability of Assignor for the proper refund or return of all refundable security deposits and other refundable deposits held under the Leases if, when and as required by the Leases or otherwise by law.

4.    Binding Effect. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

5.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first above written.

ASSIGNOR:

RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company

By: Ridge Crossing Holdings LLC, a Delaware limited liability company, its sole member

By: Ridge Crossing Investors LLC, a Delaware limited liability company, its sole member

By: LB Ridge Crossing LLC, a Delaware limited liability company, its managing member

By: PAMI LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned notary in and for said County in said State, hereby certify that ___________________ whose name as _______________ of _________________________, a Delaware limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, (s)he, as such _____________ and with full authority, executed the same voluntarily for and as the act of said limited liability company, after having taken an oath.

Given under my hand and official seal on this the ___ day of ____________, 20__.
_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)

[SIGNATURES AND ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

ASSIGNEE:

[___], a [___]

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned notary in and for said County in said State, hereby certify that ___________________ whose name as _______________ of _________________________, a _________________________, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, (s)he, as such _____________ and with full authority, executed the same voluntarily for and as the act of said limited liability company, after having taken an oath.

Given under my hand and official seal on this the ___ day of ____________, 20__.
_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)

EXHIBIT F

Form of Statutory Warranty Deed

PREPARED BY AND WHEN RECORDED RETURN TO:

STATUTORY WARRANTY DEED

THIS STATUTORY WARRANTY DEED is made as of ____________, 2015, by Ridge Crossings Apartments LLC, a Delaware limited liability company, having an address at c/o Lehman Brothers Holdings Inc., 1271 Avenue of the Americas, 39th Floor, New York, New York 10020 (herein called “Grantor”), in favor of [____________________________________], having an address at c/o Steadfast Asset Holdings, Inc., 18100 Von Karman Ave., Suite 500, Irvine, California 92612 (herein called “Grantee”).

W I T N E S S E T H:

That Grantor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Grantee, it successors and assigns, the following-described real property and rights and interests in real property situate, lying and being in Jefferson County, Alabama to wit:

FOR LEGAL DESCRIPTION OF LAND SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

Together with all and singular, the benefits, privileges, easements, rights-of-way, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining and together with all improvements attached thereto or located thereon (collectively, the “Property”).

TO HAVE AND TO HOLD the same in fee simple forever.
AND the Grantor hereby warrants title to said Property and covenants with said Grantee that it will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but against none other, subject, however, to those matters set forth on Exhibit B attached hereto and made a part hereof, without intending to reimpose any such matters set forth on Exhibit B. Except for the warranties of title contained herein, Grantor makes no warranty whatsoever, whether express or implied and conveys the Property to Grantee “AS IS” with all faults.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Grantor has hereunto executed this Statutory Warranty Deed as of the day and year first above written.

GRANTOR:
RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company

By: Ridge Crossing Holdings LLC, a Delaware limited liability company, its sole member

By: Ridge Crossing Investors LLC, a Delaware limited liability company, its sole member

By: LB Ridge Crossing LLC, a Delaware limited liability company, its managing member

By: PAMI LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned notary in and for said County in said State, hereby certify that ___________________ whose name as _______________ of _________________________, a Delaware limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, (s)he, as such _____________ and with full authority, executed the same voluntarily for and as the act of said limited liability company, after having taken an oath.

Given under my hand and official seal on this the ___ day of ____________, 20__.

_______________________________________
Notary Public
Commission Number: _____________________
My Commission Expires: __________________
(NOTARY SEAL)

SIGNATURE PAGE TO SPECIAL WARRANTY DEED

EXHIBIT A

Legal Description

A parcel of land situated in the NE 1/4 of the NW 1/4 and the SW 1/4 of the NE 1/4 of Section 27, and in the NE 1/4 and the SE 1/4 of the NW l/4 of Section 27, Township 19 South, Range 3 West, Jefferson County, Alabama, Bessemer Division and being more particularly described as follows:

Begin at a point on the North line of said Section 27, and at the intersection of the West right of way line of Scenic View Drive, said point being 1375.73 feet West of the NE corner of said Section 27, Township 19 South, Range 3 West, as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point also being 1266.93 feet East of the NW corner of the NW l/4 of the NE 1/4 of said Section 27 as measured along said section line on a bearing of South 88 degrees, 54 minutes, 54 seconds East, said point being on a curve to the left, said curve subtending a central angle of 56 degrees, 52 minutes, 19 seconds measure (56 degrees 32 minutes 47 seconds map) a radius of 197.55 feet and a chord bearing of South 35 degrees, 03 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said Scenic View Drive's West right of way line for 196.09 measure (194.97 feet map) feet to the end of said curve; thence at tangent to said curve run South 63 degrees, 29 minutes, 28 seconds East along said right of way line for l09.65 feet to the beginning of a curve to the right, said curve subtending a central angle of 28 degrees, 30 minutes, 17 seconds, a radius of 161.84 feet and a chord bearing of South 49 degrees, 14 minutes, 19 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 80.52 feet to the end of said curve; thence at tangent to said curve run South 34 degrees, 59 minutes, 11 seconds East along said right of way line for 50.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 19 degrees, 2 l minutes, 43 seconds, a radius of 183.86 feet and a chord bearing of South 44 degrees, 40 minutes, 02 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 62.13 feet to the end of said curve; thence at tangent to said curve run South 54 degrees, 20 minutes, 54 seconds East along said right of way line for 78.51 feet to the beginning of a curve to the right, said curve subtending a central angle of 16 degrees, 33 minutes, 33 seconds, a radius of 196.01 feet and a chord bearing of South 46 degrees, 04 minutes, 08 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 56.65 feet to the end of said curve; thence at tangent to said curve run South 37 degrees, 47 minutes, 21 seconds East along said right of way line for 20.00 feet to the beginning of a curve to the left, said curve subtending a central angle of 30 degrees, 51 minutes, 20 seconds map and measure a radius of 250.00 feet measure (31 degrees 05 minutes 47 seconds map) and a chord bearing of South 53 degrees, 13 minutes, 01 seconds East; thence run Southeasterly along the arc of said curve and along said right of way line for 134.63 feet measure (135.68 feet map) to the end of said curve, said point being on the Northerly right of way line of Alabama Highway Number 150, said point being on a curve to the right, said curve subtending a central angle of 00 degrees, 33 minutes, 10 seconds, a radius of 22,858.3l feet and a chord bearing of South 52 degrees, 50 minutes, 03 seconds West; thence run Southwesterly along the arc of said curve and along said Highway 150 right of way line for 220.53 feet to the end of said curve; thence at tangent to said curve run South 53 degrees, 06 minutes, 38 seconds West along said Highway 150 right of way line for 514.38 feet; thence run South 53 degrees, 21 minutes, 07 seconds West along said right of way line for 548.18 feet to the beginning of a curve to the right, said curve subtending a central angle of 3 degrees, 26 minutes, 26 seconds, a radius of 4523.76 feet and a chord bearing of Sooth 55 degrees, 04 minutes, 21 seconds West; thence run Southwesterly along the arc of said curve and along said right of way line for 271.65 feet to the end of said curve; thence run South 72 degrees, 26 minutes, 22 seconds West along said Highway 150 right of way line for 101.59 feet; thence run South 55 degrees, 18 minutes, 17 seconds West along said right of way line for 144.28 feet; thence run South 62 degrees, 00 minutes, 13 seconds West along said right of way line for 147.74 feet to the most Southerly corner of Tree Crossings Phase One; thence leaving said right of way line run North 27 degrees, 12 minutes, 29 seconds West for 179.83 feet; thence run North 68 degrees, 00 minutes, 41 seconds West for 760.03 feet to the common corner of Phase Two and Phase Three, Tree Crossings; thence run South 60 degrees, 31 minutes, 41 seconds West measure South 60 degrees 30 minutes 00 seconds West (map) for 638.50 feet; thence run North 43 degrees, 45 minutes, 08 seconds West measure (North 43 degrees 51 minutes 00 Seconds West) for 300.38 feet measure (300.00 feet map) to a 3" capped iron at the SW corner of the NE 1/4 of the NW 1/4 of said Section 27, Township 19 South, Range 3 West; thence run North 0 degrees, 05 minutes, 18 seconds West along the West line of said 1/4-1/4 for 1326.03 feet to a 3" capped iron at the NW corner of said NE 1/4 of the NW 1/4 of Section 27; thence run South 89 degrees, 02 minutes, 07 seconds East along the North line of said 1/4-1/4 for 1319.80 feet to a 3" capped iron at the NE corner of said 1/4-l/4 and the NW corner of the NW 1/4 of the NE 1/4 of said Section 27; thence run South 88 degrees, 54 minutes, 54 seconds East along said 1/4-1/4 for 1266.93 feet to the point of beginning.

EXHIBIT B
PERMITTED ENCUMBRANCES

1.	Taxes and assessments for the year 2015 and subsequent years.

2.
Existing unrecorded leases and other residency or occupancy agreements and all rights thereunder of the lessees, tenants or other occupants and of any person claiming by, through or under the lessees, tenants or other occupants.

3.	[TITLE COMMITMENT MATTERS TO BE INSERTED].

EXHIBIT G

Form of Bill of Sale

BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”) is made and delivered this ___ day of [_____], 2015, by RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company (“Seller”), for the benefit of [_____], a [_____] (“Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).
WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of April 7, 2015 (the “Agreement”), the terms of which are incorporated herein by reference, which provides, among other things, for the sale and assignment by Seller to Purchaser of the Assets.
NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and subject to the terms and conditions of the Agreement:
1.    Seller does hereby sell, assign, transfer, convey and deliver unto Purchaser, and its successors and assigns, forever, all of Seller’s right, title and interest in and to the Personal Property TO HAVE AND TO HOLD such Personal Property with all appurtenances thereto, unto Purchaser, and its successors and assigns, for its use forever, subject, however, to the Permitted Encumbrances.
2.    Except as specifically set forth in the Agreement, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller or Seller’s Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Seller and Seller’s Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller or Seller’s Affiliates, in connection with or arising out of the Personal Property conveyed hereunder.
3.    Except as otherwise set forth in the Agreement, this Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller or Seller’s Affiliates of any kind whatsoever.
4.    This Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
5.    Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the terms of the Agreement, the Agreement shall govern.

6.    This Bill of Sale is executed and delivered pursuant to the Agreement.
7.    This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Alabama, as applied to contracts made and performed entirely in such state.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

SELLER:

RIDGE CROSSING APARTMENTS LLC, a Delaware limited liability company

By: Ridge Crossing Holdings LLC, a Delaware limited liability company, its sole member

By: Ridge Crossing Investors LLC, a Delaware limited liability company, its sole member

By: LB Ridge Crossing LLC, a Delaware limited liability company, its managing member

By: PAMI LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

EXHIBIT H

Form of Tenant Notice

[_____], 2015

Ridge Crossings
100 Tree Crossing Parkway
Hoover, Alabama 35244

Dear Resident:

Notice is hereby given to the residents of Ridge Crossings (the “Property”) that as of the date hereof, Ridge Crossing Apartments LLC, (“Seller”) has transferred, sold, assigned and conveyed all of its interest in and to the Property to [__________] (“New Owner”). Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

______________________________
______________________________
______________________________

Sincerely,

Seller:

Ridge Crossing Apartments LLC

By:    ______________________________
    Name:    ________________________
    Title:    ________________________

New Owner:

_____________________________

By:    ______________________________
    Name:    ________________________
    Title:    ________________________

SCHEDULE 1

Material Contracts

PART A:

1.	Management Agreement

PART B:

1.	Service Agreement, dated on or about July 11, 2012, by and between Ridge Crossing Apartments LLC and Valet Waste, LLC

2.
Installation and Distribution Agreement, dated on or about August 18, 2005, by and between Ridge Crossing Apartments LLC (as successor-in-interest to ERC Ridge Crossings, LLC) and Marcus Cable of Alabama, LLC

SCHEDULE 2

Intentionally Omitted

SCHEDULE 3

Leases

See attached.

[INTENTIONALLY OMITTED]

SCHEDULE 4

Personal Property

See attached.

[INTENTIONALLY OMITTED]

SCHEDULE 5

Specific Permitted Encumbrances

4.	Taxes and assessments for the year 2015 and subsequent years.

5.
Existing unrecorded leases and other residency or occupancy agreements and all rights thereunder of the lessees, tenants or other occupants and of any person claiming by, through or under the lessees, tenants or other occupants.

SCHEDULE 7

Prorated Items

Taxes. All non-delinquent real estate taxes on the Real Property shall be prorated as of the Cut-Off Time based on the tax bill(s) issued for the period covering January 1, 2015 through December 31, 2015 based upon the number of days of ownership by each of Seller and Buyer for the aforesaid period and assuming payment at the earliest time to allow for the maximum possible discount; provided, however, that if the amount of such taxes is not fixed or ascertainable before the Closing Date, then such taxes shall be prorated at Closing using the bill for the most recent period for which such taxes were assessed. In the event there is a successful contest of the tax assessment for the period being prorated at the Closing, Seller shall be entitled to benefit therefrom and the proration at Closing shall be readjusted between Seller and Buyer based on the modified assessment; provided that the actual third-party costs incurred by either party to contest the assessments, including, without limitation, reasonable attorneys’ fees, shall be first deducted from the award before being apportioned between Buyer and Seller. In addition, any successful contest of the tax assessment that relates to any other tax year prior to Closing shall be for the sole benefit of Seller and Seller shall be entitled to any refund resulting therefrom; provided that Seller reimburses Buyer the actual third-party costs relating to such prior year or years incurred by Buyer to contest the assessments, including, without limitation, attorneys’ fees but such costs shall not exceed such refund.

Rent. Subject to the remainder of this paragraph entitled “Rent,” Rent shall be prorated between Seller and Buyer as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. Seller shall be entitled to all Rent which accrues before the Closing Date and Buyer shall be entitled to all Rent which accrues on and after the Closing Date. Notwithstanding the foregoing, any non-refundable one-time fees paid by any Tenant under a Lease prior to the Closing Date shall not be prorated at the Closing and shall be retained by Seller. Delinquent Rent shall not be prorated at Closing and shall be paid by Buyer to Seller if, as and when actually collected by Buyer after the Closing, it being understood and agreed that Buyer shall be obligated to use its commercially reasonable efforts to collect Delinquent Rent on behalf of Seller. Any Rent collected by Seller or Buyer after the Closing Date shall be applied (i) first, to Rent for any period of time after the month in which the Closing occurs until Rent for the applicable Tenant is current, (ii) next, to Rent for the month in which the Closing occurred (and split between Buyer and Seller based on their period of ownership), and (iii) last, to Delinquent Rent for the period of time prior to the month of Closing. Buyer shall be credited with (and the Purchase Price shall be reduced by) an amount equal to all refundable security or other deposits being held by Seller or Manager pursuant to the Leases. Seller shall be entitled to retain all such security and other deposits for which Buyer receives a credit.

Management Fees. All fees due Manager shall be paid by Seller.

Income. Seller shall receive and be entitled to all other revenues of any kind attributable to any period prior to the Cut-Off Time. Buyer shall be entitled to all other revenues of any kind attributable to any period after the Cut-Off Time.

Costs and Fees. To the extent that items (such as postage meter, marketing fees, advertising costs or other items) have been paid prior to Closing for a period after Closing Date, Seller shall receive a credit from Buyer on the Closing Statement for the portion of such prepaid items that relate to periods following Closing.
Other Property Operating Expenses. To the extent not otherwise specifically dealt with herein, Buyer and Seller shall prorate all operating expenses under all service contracts (including, without limitation, all service contracts entered into by Manager on Seller’s behalf but excluding the Management Agreement and any other agreement between Seller, on the one hand, and Manager, any Affiliate of Manager or any Affiliate of Seller, on the other hand) and other services for the Real Property as of the Cut-Off Time. Buyer shall arrange for new accounts to be opened in Buyer’s name with all applicable service and utility providers beginning at the Cut-Off Time. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. To the extent Buyer is unable to open new accounts with such services and companies as of the Closing Date, the parties shall prorate such expenses as of the Cut-Off Time. To the extent that the amount of actual consumption of any utility services is not determined as of the Cut-Off Time, a proration shall be made at Closing based on the last available reading.
Cash on Hand. Except as otherwise provided herein, all cash, checks and other funds pertaining to or arising from the Property, including, without limitation, all cash, checks and other funds derived from the operation of the Property (whether held in hand at the Real Property or in deposits with banks or other financial institutions), as of the Closing Date shall remain the sole property of Seller and are not included in the purchase and sale of the Property under this Agreement.

SCHEDULE 8

Certain Property Information

See attached.

[INTENTIONALLY OMITTED]